QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Investment Technology Group, Inc.:

        We consent to the incorporation by reference in the registration statements (No. 333-78309, No. 333-42725, No. 333-50804, No. 333-89290, No. 333-99087 and No. 333-26309) on Form S-8 of Investment Technology Group, Inc. and subsidiaries of our reports dated February 29, 2008, with respect to the consolidated statements of financial condition of Investment Technology Group, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 Annual Report on Form 10-K of Investment Technology Group, Inc.

/s/ KPMG LLP

New York, New York
February 29, 2008

QuickLinks

  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM